SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2001

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

777 GIBRALTAR DRIVE, MILPITAS, CALIFORNIA	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 957-8500

NOT APPLICABLE

(Former name or former address, if changed since last report.)

SOLECTRON CORPORATION AND SUBSIDIARIES

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      On December 14, 2001, Solectron Corporation (the “Company” or “Solectron”) filed a current report on Form 8-K to report the completion of its acquisition of C-MAC Industries Inc. (“C-MAC”). As of December 3, 2001, the Registrant issued 1.755 shares of Solectron common stock in exchange for each C-MAC common share outstanding. Upon timely elections, C-MAC Canadian shareholders received common shares in a Solectron Canadian subsidiary, exchangeable into Solectron common shares. The transaction is intended to be a tax-deferred share exchange to shareholders in Canada who elected to receive exchangeable shares, and is taxable to U.S. holders of C-MAC’s shares.

      Pursuant to Item 7 of Form 8-K, Solectron indicated that it would file certain financial information under Item 7 of Form 8-K no later than February 14, 2002. This amendment is filed to provide the required financial information and to amend the language of Section (a) of Item 7.

      (a)     Financial statements of business acquired.

      The required financial information of C-MAC has been included hereto in exhibit 99.1.

      (b)     Pro forma financial information.

      The required pro forma financial information included in this Amended Current Report on Form 8-K/A, which gives effect to the acquisition of C-MAC is as follows:

     Pro Forma Financial Information

      (c)     Exhibits.

      The following exhibits are filed with this Amended Current Report on Form 8-K/A:

Exhibit
Number	Exhibit Description

23.1	Consent of Experts
99.1	C-MAC Industries Inc. audited consolidated financial statements as at December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000, and unaudited interim consolidated financial statements as at September 30, 2001 and for each of the thirty-nine week periods ended September 30, 2001 and 2000

SOLECTRON CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL INFORMATION

      The following unaudited pro forma combined condensed financial statements are not necessarily indicative of the combined results of operations for future periods or the results of operations that would have been realized had Solectron Corporation (Solectron) and C-MAC Industries Inc. (C-MAC) been combined during the periods specified. The unaudited pro forma combined condensed financial statements and the related notes should be read in conjunction with the historical financial statements of Solectron and C-MAC.

      On December 3, 2001, Solectron completed its combination with C-MAC (the Combination) by issuing approximately 151.3 million common shares and 5.2 million options for its common stock. The Combination will be accounted for under the purchase method of accounting. The purchase price is approximately $2,565.3 million, consisting of Solectron common stock valued at approximately $2,487.2 million, Solectron stock options valued at approximately $63.1 million, and direct acquisition costs estimated at approximately $15.0 million.

      The unaudited pro forma combined condensed balance sheet gives effect to the Combination as if it had occurred on August 31, 2001, and combines Solectron’s historical consolidated balance sheet as of August 31, 2001, with C-MAC’s unaudited historical U.S. GAAP consolidated balance sheet as of November 30, 2001 in U.S. dollars.

      The unaudited pro forma combined condensed statement of operations for the year ended August 31, 2001, gives effect to the Combination as if it had occurred on September 1, 2000, and combines Solectron’s historical consolidated statement of operations for the year ended August 31, 2001, with C-MAC’s unaudited historical U.S. GAAP consolidated statement of earnings for the twelve months ended September 30, 2001 in U.S. dollars.

      The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the related notes and include assumptions relating to the allocation of consideration paid for the assets and liabilities of C-MAC based on preliminary estimates of their respective fair values. The final allocation of the consideration paid for C-MAC may differ from that reflected in the unaudited pro forma combined condensed financial statements when final valuations are completed.

SOLECTRON CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(In millions)

	Solectron	C-MAC
	Historical	Historical
	As of	As of	Pro Forma
	August 31, 2001	Nov. 30, 2001	Adjustments			Combined

ASSETS

Current assets:

Cash and cash equivalents and short-term investments	$2,790.1	$160.5	$			$2,950.6

Accounts receivable, net	2,443.6	302.8		(4.5	)(a)	2,741.9

Inventories	3,209.9	378.0		11.8	(b)	3,599.7

Prepaid expenses and other current assets	260.5	73.5				334.0

Total current assets	8,704.1	914.8		7.3		9,626.2

Net property, plant and equipment	1,304.7	260.5		12.4	(c)	1,577.6

Goodwill, net	1,987.2	647.2		1,203.6	(d)	3,838.0

Other assets	934.4	139.9				1,074.3

Total assets	$12,930.4	$1,962.4		$1,223.3		$16,116.1

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Short-term debt	$306.2	$2.7	$			$308.9

Accounts payable and accrued liabilities	2,316.3	242.8		(4.5	)(a)	2,577.6
				15.0	(e)
				8.0	(f)

Other current liabilities	66.8	1.0		1.4	(g)	69.2

Total current liabilities	2,689.3	246.5		19.9		2,955.7

Long-term debt	5,027.5	337.8				5,365.3

Other long-term liabilities	62.9	32.7		4.6	(g)	100.2

Total liabilities	7,779.7	617.0		24.5		8,421.2
Commitments

Stockholders’ equity:

Common stock	0.7	1,196.3		(1,196.3	)(h)	0.8
				0.1	(h)

Additional paid-in capital	3,877.6	—		2,550.2	(h)	6,427.8

Retained earnings	1,531.6	118.2		(118.2	)(h)	1,531.6

Accumulated other comprehensive income (loss)	(259.2)	30.9		(30.9	)(h)	(259.2)

Deferred compensation	—	—		(6.1	)(i)	(6.1)

Total stockholders’ equity	5,150.7	1,345.4		1,198.8		7,694.9

Total liabilities and stockholders’ equity	$12,930.4	$1,962.4		$1,223.3		$16,116.1

SOLECTRON CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED

STATEMENT OF OPERATIONS

(In millions)

	Solectron	C-MAC
	Historical	Historical
	Year	Twelve Months
	Ended	Ended	Pro Forma
	August 31, 2001	Sept. 30, 2001	Adjustment		Combined

Net sales	$18,692.3	$1,803.1	$(19.5	)(a)	$20,475.9

Cost of Sales	17,206.2	1,543.4	(19.5	)(a)	18,731.5
			1.4	(j)

Gross Profit	1,486.1	259.7	(1.4)		1,744.4

Operating expenses:

Selling, general and administrative	827.9	95.9	2.0	(k)	925.8

Research and development	69.9	46.6			116.5

Goodwill amortization expense	139.9	29.1	(29.1	)(l)	139.9

Acquisition costs	29.7	—			29.7

Restructuring and impairment costs	517.3	15.8			533.1

Operating income (loss)	(98.6)	72.3	25.7		(0.6)

Interest income	116.9	11.4			128.3

Interest expense	(176.0)	(17.8)			(193.8)

Income (loss) before income taxes	(157.7)	65.9	25.7		(66.1)

Income taxes (benefit)	(34.2)	24.5	3.6	(m)	(6.1)

Net income (loss)	$(123.5)	$41.4	$22.1		$(60.0)

Basic net income (loss) per share	$(0.19)				$(0.08)

Diluted net income (loss) per share	$(0.19)				$(0.08)

Shares used to compute net income (loss) per share:

Basic	641.8		151.3		793.1

Diluted	641.8		151.3		793.1

SOLECTRON CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1 — Combination with C-MAC

      The pro forma information related to the combination with C-MAC has been prepared in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets,” which were adopted by Solectron effective September 1, 2001.

      Solectron’s combination with C-MAC, completed on December 3, 2001, will be accounted for as a purchase. Accordingly, the market value of Solectron common stock issued, the fair value of Solectron options issued and the amount of direct acquisition costs incurred are recorded as the cost of acquiring C-MAC, or the purchase price. That purchase price will be allocated to individual assets acquired and liabilities assumed based on their respective fair values. The excess of the purchase price over the fair value of the net assets are allocated to goodwill. Pursuant to SFAS No. 142, goodwill will not be amortized but will be tested periodically for impairment.

      The following table represents the purchase price and the preliminary purchase price allocation. The final purchase price allocation will depend upon the final valuation of the assets acquired and the liabilities assumed upon completion of Solectron’s final analysis based on independent appraisals and the audit of the C-MAC balance sheet as of the purchase date.

Calculation of purchase price:

Value of securities issued:

Common shares	$2,487.2

Stock options	63.1

Acquisition costs	15.0

Total purchase price	$2,565.3

Preliminary allocation of purchase price:

Assets:

Carrying value of C-MAC’s historical assets (including existing goodwill)	$1,962.4

Inventory fair value in excess of historical carrying value	11.8

Fair value of fixed assets in excess of historical carrying value	12.4

Goodwill write-up	1,203.6

Liabilities:

Carrying value of C-MAC’s historical liabilities	(617.0)

Additional employee compensation liability	(8.0)

Net increase of deferred tax liability	(6.0)

Stockholders’ Equity:

Deferred stock-based compensation	6.1

Total purchase price	$2,565.3

      The calculation of the purchase price includes issuance of approximately 151.3 million shares of common stock, valued at $16.44 per share (the average closing market price per share during the four trading days ended August 10, 2001) and approximately 5.2 million options to acquire shares of Solectron common stock issued in exchange for all outstanding C-MAC stock options.

SOLECTRON CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS — (Continued)

      The following adjustments have been reflected in the Pro Forma Adjustments column of the unaudited pro forma combined condensed balance sheet and statement of operations:

(a)	Represents the elimination of sales, cost of sales, accounts receivable and accounts payable related to sales between Solectron and C-MAC.

(b)	Represents the “fair value” (as defined in Accounting Principles Opinion No. 16, “Business Combinations”) of inventory in excess of the historical book value of such inventory.

(c)	Represents the “fair value” (as defined in Accounting Principles Board Opinion No. 16, “Business Combinations”) in excess of approximately $210 million of historical property, plant and equipment book value. The appraisals for approximately $50 million of historical book value are not complete and are not reflected in this adjustment. Upon completion of these appraisals, historical book value may be further adjusted.

(d)	Represents the allocation of the excess of total consideration over the net assets acquired to goodwill.

(e)	Represents the accrual of Solectron’s direct acquisition costs.

(f)	Represents the increase recorded to employee compensation liabilities for the fair value in excess of the historical book value of such liabilities due to change of control provisions.

(g)	Represents the net increase in deferred tax liabilities resulting from the adjustments to inventory, fixed assets, and employee compensation liabilities recorded in (b), (c) and (f).

(h)	Represents the elimination of C-MAC’s historical equity and the issuance of Solectron common stock.

(i)	Represents deferred stock-based compensation related to the intrinsic value attributed to unvested C-MAC stock options exchanged for Solectron options.

(j)	Represents depreciation expense related to the increase in fixed assets recorded in (c).

(k)	Represents the amortization of deferred stock based compensation recorded in (i).

(l)	Represents the elimination of C-MAC historical goodwill amortization expense.

(m)	Represents the income tax impact of the pro forma adjustment related to the elimination of C-MAC historical goodwill amortization expense.

      C-MAC historical assets and liabilities may be further adjusted upon completion of an audit of its November 30, 2001 balance sheet. In addition, Solectron is obtaining an independent appraisal of C-MAC’s intangible assets. Upon completion of this appraisal, intangible assets with estimable useful lives meeting the recognition criteria under SFAS No. 141, will be reported separate from goodwill and amortized over their estimated useful lives.

      Management expects to take actions related to the termination of certain activities, as well as conducting business integration activities, which are not finalized and therefore not reflected in the accompanying pro forma combined condensed balance sheet. When these plans are complete, the final allocation of purchase price will reflect such liabilities in accordance with Emerging Issues Task Force Issue No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.”

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLECTRON CORPORATION
(Registrant)

Date: December 18, 2001

By: /s/ KIRAN PATEL

Kiran Patel
Executive Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBITS

Exhibit
Number	Exhibit Description

23.1	Consent of Experts
99.1	C-MAC Industries Inc. audited consolidated financial statements as at December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000, and unaudited interim consolidated financial statements as at September 30, 2001 and for each of the thirty-nine week periods ended September 30, 2001 and 2000